Exhibit 99.6

BLUE WATER ACQUISITION CORP.
15 E. Putnam Avenue, Suite 363
Greenwich, CT 06830

PROXY CARD
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
BLUE WATER ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph Hernandez and Jon Garfield (each, a “Proxy”) as proxies, each with full power to act without the other and the power to appoint a substitute to vote the shares that the undersigned is entitled to vote at the special meeting of stockholders of Blue Water Acquisition Corp. (“Blue Water”) to be held on August 12, 2021 at 10:00 a.m., Eastern Time via live webcast at https://www.cstproxy.com/bluewateracquisition/2021, and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in each Proxy’s discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES IN PROPOSAL 6, AND “FOR” PROPOSALS 1, 2, 3, 4, 5, 7, 8 AND 9. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

▲TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 6 AND “FOR” PROPOSALS 1, 2, 3, 4, 5, 7, 8 AND 9.	PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE	☒

(1) Proposal No. 1 — The Business Combination Proposal — To approve and adopt the Agreement and Plan of Merger, dated as of April 27, 2021 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Blue Water, Blue Water Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Blue Water (“Merger Sub”) and Clarus Therapeutics, Inc., a Delaware corporation (“Clarus”), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into Clarus, with Clarus continuing as the surviving corporation and as a wholly-owned subsidiary of Blue Water (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). A copy of the Merger Agreement and the related agreements to be entered into pursuant to the Merger Agreement are appended to the accompanying proxy statement/prospectus as Annex A.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2) Proposals No. 2 through No. 5 — The Charter Amendment Proposals — To approve and adopt a second amendment and restatement of Blue Water’s certificate of incorporation (“Blue Water Charter”), as set out in the draft second amended and restated version of Blue Water Charter appended to the accompanying proxy statement/prospectus as Annex B (the “Amended Charter”), for the following amendments (collectively, the “Charter Amendment Proposals”) to:

i.	Proposal No. 2 — provide that the name of Blue Water shall be changed to “Clarus Therapeutics Holdings, Inc.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

ii.	Proposal No. 3 — provide for the structure of the board of directors of Blue Water (the “Board”) immediately after the consummation of the Business Combination (the “Closing”), split into three classes of as even size as practicable, Class I, II, and III, each to serve a term of three (3) years, except for the initial term, for which the Class I directors will be up for reelection at the first annual meeting of stockholders occurring after the Closing, and for which the Class II directors will be up for reelection at the second annual meeting of stockholders occurring after the Closing. Directors will not be able to be removed during their term except for cause and then only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of directors. The size of the Board shall be determined by resolution of the Board but will initially be seven (7).

☐ FOR	☐ AGAINST	☐ ABSTAIN

iii.	Proposal No. 4 — remove and change certain provisions in the Blue Water Charter related to Blue Water’s status as a special purpose acquisition company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

iv.	Proposal No. 5 — conditioned upon the approval of Proposals 2 through 4, to approve the proposed Amended Charter in the form appended to the accompanying proxy statement/prospectus as Annex B, which includes the approval of all other changes in the proposed Amended Charter in connection with replacing the existing Blue Water Charter with the proposed Amended Charter as of the effective time of the Merger in accordance with the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)  Proposal No. 6 — The Director Election Proposal — To elect John Amory and Alex Zisson to serve on the board of directors of the combined entity until the 2022 annual meeting of stockholders, Elizabeth Cermak and Mark Prygocki to serve on the board of directors of the combined entity until the 2023 annual meeting of stockholders, and Robert Dudley, Kimberly Murphy and Joseph Hernandez to serve on the board of directors of the combined entity until the 2024 annual meeting of stockholders.”

Class I - 2022 annual meeting of stockholders

John Amory	☐ FOR	☐ WITHHOLD

Alex Zisson	☐ FOR	☐ WITHHOLD

Class II - 2023 annual meeting of stockholders

Elizabeth Cermak	☐ FOR	☐ WITHHOLD

Mark Prygocki	☐ FOR	☐ WITHHOLD

Class III - 2024 annual meeting of stockholders

Robert Dudley	☐ FOR	☐ WITHHOLD

Kimberly Murphy	☐ FOR	☐ WITHHOLD

Joseph Hernandez	☐ FOR	☐ WITHHOLD

(4) Proposal No. 7 — The Incentive Plan Proposal — To consider and vote upon a proposal to adopt the Clarus Therapeutics Holdings, Inc. 2021 Stock Option and Incentive Plan (the “Equity Incentive Plan”), a copy of which is appended to the accompanying proxy statement/prospectus as Annex C.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5) Proposal No. 8 — The ESPP Proposal — To consider and vote upon a proposal to adopt the Clarus Therapeutics Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), a copy of which is appended to the accompanying proxy statement/prospectus as Annex D.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6) Proposal No. 9 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn this special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, or the ESPP Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Date: _____________________________, 2021

Signature

Signature

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

▲TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED▲